UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 6, 2020

KALEYRA, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38320	82-3027430
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Via Marco D’Aviano, 2, Milano MI, Italy		20131
(Address of Principal Executive Offices)		(Zip Code)

+39 02 288 5841

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	KLR	NYSE American LLC
Warrants, at an exercise price of $11.50 per share of Common Stock	KLR WS	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 6, 2020, as consideration for financial advisory services provided by Northland Securities, Inc. (“Northland”) to Kaleyra S.p.A. in connection with the previously consummated business combination between Kaleyra Inc. (f/k/a GigCapital, Inc.) (the “Company”) and Kaleyra S.p.A., the Company, as successor to Kaleyra S.p.A., agreed to pay to Northland, in full satisfaction of all amounts owned to Northland, the following amounts: (i) $100,000 in cash (the “Northland Cash Payment”), (ii) a promissory note for the principal amount of $400,000, together with all accrued but unpaid interest thereon (the “Northland Note”), and (iii) 140,000 shares of the Company’s common stock, par value $0.0001 per share (the “Northland Common Stock Payment”).

Interest on the Northland Note will accrue at the rate of 8% per annum (subject to adjustment as described below) compounded annually commencing on March 1, 2020, and will continue until the Note is fully paid. The Northland Note will be payable in a single installment at maturity on December 31, 2020, and may be prepaid by the Company in whole or in part at any time without penalty or premium at the Company’s option. On the closing date of any transaction or series of transactions in which the Company raises any capital through debt or equity financing(s) while the Northland Note is outstanding, with total proceeds to the Company of at least $15,000,000, the entire outstanding principle of the Northland Note and all accrued interest thereon will be due and payable by the Company. In the event that the Northland Note is prepaid in full prior to April 30, 2020, there will be no interest due on the Note, and if prepaid in full on or after April 30, 2020 and prior to December 31, 2020, the interest thereon will be recalculated at the time of prepayment at the rate of 4% per annum.

The Northland Common Stock Payment was issued to Northland in accordance with the terms of that certain Securities Issuance Agreement, dated March 6, 2020, by and between the Company and Northland (the “Securities Issuance Agreement”). The Securities Issuance Agreement contains customary representations and warranties. The 140,000 shares (the “Shares”) issued to Northland pursuant to the Securities Issuance Agreement were not registered at the time of issuance under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements; provided, however, the Company has agreed to provide certain registration rights with respect to the Shares to the same extent, and on the same terms, as provided to certain stockholders of the Company pursuant to the Amended and Restated Registration Rights Agreement, dated as of November 25, 2019, between the Company and the stockholders party thereto, as previously filed by the Company with the Securities and Exchange Commission (the “SEC”) on its Current Report on Form 8-K (“Current Report”) on December 2, 2019, and incorporated herein by reference to Exhibit 10.3.

Northland has agreed that neither it nor any person acting on its behalf pursuant to any understanding with Northland will allow the Shares to be used to facilitate the engagement in short sales of the Company’s securities, including through the loaning of the Shares to any third-party for the purpose of engaging in short sales of the Company’s securities.

The Company issued the Shares in reliance on the exemption from registration provided for under Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder. The Company relied on the exemption from registration based in part on the representations made by Northland, including the representations with respect to Northland’s status as an accredited investor, as such term is defined in Rule 501(a) of the Securities Act, and appropriate legends have been affixed to the certificates representing the Shares. This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of, the Shares described herein in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

This summary is qualified in its entirety by reference to the text of the Northland Note and the Securities Issuance Agreement, which are included as Exhibits 10.1 and 10.2 to this Current Report, respectively, and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 is incorporated into this Item 2.03 by reference.

Item 3.02	Unregistered Sales of Equity Securities

The information provided under Item 1.01 is incorporated into this Item 3.02 by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit Number	Description

10.1	Promissory Note, dated March 6, 2020, by and between Kaleyra, Inc. and Northland Securities, Inc.

10.2	Securities Issuance Agreement, dated March 6, 2020, by and between Kaleyra, Inc. and Northland Securities, Inc.

10.3	Amended and Restated Registration Rights Agreement, dated November 25, 2019 (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K as filed with the SEC on December 2, 2019).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 9, 2020

By:	/s/ Dario Calogero
Name:	Dario Calogero
Title:	Chief Executive Officer and President